PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule 424(b)(3) of
                                            the Rules and Regulations Under the
(To Prospectus dated June 7, 1999)          Securities Act of 1933


                                            Registration Statement No. 333-63563


                               INSILCO HOLDING CO.

                                  COMMON STOCK
                       WARRANTS TO PURCHASE COMMON STOCK
                          PAY-IN-KIND PREFERRED STOCK


                        ---------------------------------


RECENT DEVELOPMENTS
-------------------

         Attached hereto and incorporated by reference herein is the Form 8-K of Insilco Holding Co., dated June 25, 1999, filed with the Securities and Exchange Commission on July 1, 1999.


                        ---------------------------------



         This Prospectus Supplement, together with the Prospectus, is to be used by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sale of the above-referenced securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions.

July 22, 1999
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 25, 1999


                               INSILCO HOLDING CO.
             (Exact Name of Registrant as specified in its charter)


            Delaware                     0-24813                06-1158291
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
 incorporation or organization)                           Identification Number)


                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)
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ITEM 5.  OTHER EVENTS.

The Company's press release issued June 25, 1999 is attached as an exhibit and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

           Exhibit No.                          Description

              99 (a)          Press release of the Company issued June 25, 1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       INSILCO HOLDING CO.
                                                  ---------------------------
                                                  Registrant


Date: June 25, 1999                               By:  /s/ Michael R. Elia
                                                      -----------------------
                                                      Michael R. Elia
                                                      Chief Financial Officer

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                                  EXHIBIT INDEX

     Exhibit No.                         Description

     99 (a)           Press release of the Company issued June 25, 1999.

                                        4